Exhibit (h)(3)

FORM OF ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption And Amendment Agreement (“Agreement”), dated as of September 23, 2016 (“Effective Date”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYMIS”), The Bank of New York Mellon (“BNYM Bank”), The Motley Fool Funds Trust (“Trust”), on its own behalf and on behalf of each series of Trust listed on Exhibit 1 attached to this Agreement  (“Motley Funds”), and The RBB Fund, Inc. (“RBB”), on its own behalf and on behalf of each series of RBB listed on the Exhibit 1 (“RBB Funds”).

Background

RBB, on behalf of the RBB Funds, and Trust, on behalf of the Motley Funds, have entered into an Agreement And Plan Of Reorganization, dated as of September 23, 2016 (“Reorganization Agreement”), which provides for each Motley Fund to be reorganized into a corresponding RBB Fund as set forth on Exhibit 1 hereto, on December 30, 2016, or such other date as RBB and Trust agree (each reorganization of a Motley Fund into a RBB Fund being a “Reorganization”). Upon the closing of a Reorganization, all assets of the applicable Motley Fund listed in Column A of Exhibit 1 (“Transferring Motley Fund”) will be transferred to the corresponding RBB Fund that has been organized pursuant to the Reorganization Agreement to accept the assets of the particular Motley Fund and is listed in Column B of Exhibit 1 on the same row as the Transferring Motley Fund (“Corresponding RBB Fund”), and in exchange therefore the Corresponding RBB Fund will issue its designated shares to the Transferring Motley Fund and each Transferring Motley Fund will then liquidate and distribute such shares of the Corresponding RBB Fund to its shareholders in a liquidating distribution.  The closing of each Reorganization is subject to, among other things, the receipt of the requisite approval from the shareholders of the relevant Motley Fund.

The parties hereto are entering into this Agreement so that (i) simultaneously with the effectiveness of each Reorganization, all rights and obligations of the applicable Transferring Motley Fund under each Service Agreement (as defined below) will be transferred to its Corresponding RBB Fund; and (ii) immediately after the effectiveness of each such Reorganization, BNYM (as defined below) will provide to each Corresponding RBB Fund, pursuant to the applicable Service Agreement, the same services that BNYM previously provided, pursuant to the applicable Service Agreement, to the applicable Transferring Motley Fund.

Terms

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as set forth above and as follows:

1.                                      Definitions.

(a)                                 “BNYM” means:

(i)                                     BNYMIS, with respect to the TA Agreement, FAA Agreement and Filing Agreement; and

(ii)                                  BNYM Bank, with respect to the Custody Agreement and Foreign Agreement.

(b)                                 “Attachment 1” means:

(i)                                     With respect to the TA Agreement, Exhibit 1 thereto;

(ii)                                  With respect to the FAA Agreement, Exhibit A thereto;

(iii)                               With respect to the Custody Agreement, Schedule I thereto; and

(iv)                              With respect to the Foreign Agreement, Annex I thereto.

(c)                                  “Service Agreement” means each of the following, collectively and individually:

(i)                                     “TA Agreement”, which means the Transfer Agency And Shareholder Services Agreement, dated as of November 1, 2013, between BNYMIS and Trust, on its own behalf and on behalf of each series of Trust listed on Exhibit 1 attached to this Agreement;

(ii)                                  “FAA Agreement”, which means the Fund Administration and Accounting Agreement, made as of November 1, 2013, between BNYMIS and Trust;

(iii)                               “Filing Agreement”, which means the State Filing Services Agreement, effective as of November 1, 2013, between BNYMIS and Trust;

(iv)                              “Custody Agreement”, which means the Custody Agreement, dated as of the latest date set forth on the signature page thereto (December 17, 2013), between Trust and BNYM Bank;

(v)                                 “Foreign Agreement”, which means the Foreign Custody Manager Agreement, made as of November 1, 2013, between the Trust, on behalf of each series listed on Exhibit 1 attached to this Agreement, and BNYM Bank.

(d)                                 “Subset Agreement” means the subset of Service Agreements consisting of each Service Agreement except the Filing Agreement, collectively and individually.

2.                                      Assignment And Assumption.  With respect to each individual Service Agreement:

(a)                                 Effective on and as of and simultaneously with the effectiveness of a Reorganization:

(i)                                     Trust, on its own behalf and on behalf of the applicable Transferring Motley Fund, assigns, transfers, quitclaims and conveys all of its rights, privileges and interests in and to each Service Agreement applicable to the Transferring Motley Fund, whether tangible or intangible, choate or inchoate, vested or contingent, real or personal, to the applicable Corresponding RBB Fund.

(ii)                                  RBB, on its own behalf and on behalf of the applicable Corresponding RBB Fund, accepts and assumes without qualification or reservation of any nature all duties, obligations and liabilities of whatsoever nature of Trust and the applicable Transferring Motley Fund with respect to the such Transferring Motley Fund under each Service Agreement, whether tangible or intangible, choate or inchoate, vested or contingent, or real or personal.

(iii)                               BNYM agrees to the events described in clauses (i) and (ii) above.

(b)                                 Effective on and as of and simultaneously with the effectiveness of the last occurring Reorganization: (i) Trust assigns, transfers, quitclaims and conveys all of its rights, privileges and interests in and to each Service Agreement not transferred pursuant to Section 2(a), whether tangible or intangible, choate or inchoate, vested or contingent, real or personal, to RBB; (ii) RBB accepts and assumes without qualification or reservation of any nature all duties, obligations and liabilities of whatsoever nature of Trust not assumed pursuant to  Section 2(a), whether tangible or intangible, choate or inchoate, vested or contingent, or real or personal; and (iii) BNYM agrees to the events described in clauses (i) and (ii) above.

(c)                                  During the period commencing with the effectiveness of the first Reorganization and continuing until immediately prior to the effectiveness of the last occurring Reorganization: (i) the Trust and each Transferring Motley Fund that has not undergone the Reorganization contemplated by the Reorganization Agreement shall remain a party to each Service Agreement in accordance with the terms of the particular Service Agreement, and (ii) RBB and each Corresponding RBB Fund that has undergone the Reorganization contemplated by the Reorganization Agreement shall be a party to each particular Service Agreement in accordance with Section 2(a) above, effective as of the effectiveness of the applicable Reorganization.

(d)                                 The provisions of Sections 2(a) and 2(b) above shall have the effect that, after both become effective, for all purposes under each Service Agreement, BNYM, RBB and each Corresponding RBB Fund shall be the sole and exclusive parties to the particular Agreement from and after the effectiveness of the last Reorganization as if BNYM, RBB and each RBB Fund had been the original signatories to and executed the particular Service Agreement and all rights, privileges, interests, duties, obligations and liabilities of Trust and the Transferring Motley Funds under the particular Service Agreement shall be void and of no further force or effect.

(e)                                  It is expressly understood that each assignment and assumption of a Service Agreement, as contemplated by Section 2(a) above, shall become effective only upon the effectiveness of the particular individual Reorganization with respect to the applicable Transferring Motley Fund and its Corresponding RBB Fund, individually, and not jointly.  The assignment and assumption of each Service Agreement shall be deemed void ab initio and shall have no effect with respect to any Transferring Motley Fund and its Corresponding RBB Fund if the relevant Reorganization is not closed and does not become effective as contemplated by the Reorganization Agreement, and in such event any such Corresponding RBB Fund shall have no obligations or liabilities of whatsoever nature under this Agreement or any Service Agreement.

3.                                      Amendment of Service Agreements.

(a)                                 During the period commencing with the effectiveness of the first Reorganization and continuing until immediately prior to the effectiveness of the last occurring Reorganization, Attachment 1 to each Subset Agreement is deleted and replaced in its entirety with Exhibit 1 to this Agreement as follows, and the Filing Agreement shall be amended to include a new Attachment 1 as follows: As of any particular date during such period, Attachment 1 to the particular Service Agreement will consist of (i) the Transferring Motley Funds in Column A of Exhibit 1 to this Agreement that have not as of such date undergone the Reorganization contemplated by the Reorganization Agreement, and (ii) the  Corresponding RBB Funds in Column B of Exhibit 1 to this Agreement that have as of such date undergone the Reorganization contemplated by the Reorganization Agreement.

(b)                                 On and after the effectiveness of the last occurring Reorganization, Attachment 1 to each Subset Agreement as provided for in Section 3(a) above is deleted and replaced in its entirety with Exhibit 2 to this Agreement, and Attachment 1 to the Filing Agreement is deleted.

4.                                      Remainder of Service Agreements.  Except as expressly modified by this Agreement, the terms of each Service Agreement are hereby ratified and remain in full force and effect.

5.                                      Governing Law.  The governing law of each particular Service Agreement shall be the governing law of this Agreement with respect to the applicability of this Agreement to the particular Service Agreement.

6.                                      Entire Agreement.  This Agreement constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the assignment of rights and the assumption of obligations under each Service Agreement, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

7.                                      Facsimile Signatures; Counterparts.  This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument.  The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

The Motley Fool Funds Trust,	The RBB Fund, Inc.,

on its own behalf and on behalf of each Motley Fund, each in its separate and independent capacity, and not jointly	on its own behalf and on behalf of each RBB Fund, each in its separate and independent capacity and not jointly

By:	By:

Name:	Name:

Title:	Title:

BNY Mellon Investment Servicing (US) Inc.	The Bank of New York Mellon

By:	By:

Name:	Name:

Title:	Title:

Exhibit 1

Transferring Motley Funds and Corresponding RBB Funds

Column A Transferring Motley Funds	Column B Corresponding RBB Funds
Motley Fool Independence Fund Investor Shares (FOOLX) Institutional Shares (FOIIX)	Motley Fool Independence Fund Investor Shares (FOOLX) Institutional Shares (FOIIX)

Motley Fool Great America Fund Investor Shares (TMFGX) Institutional Shares (FOGIX)	Motley Fool Great America Fund Investor Shares (TMFGX) Institutional Shares (FOGIX)

Motley Fool Epic Voyage Fund Investor Shares (TMFEX) Institutional Shares (FOEIX)	Motley Fool Epic Voyage Fund Investor Shares (TMFEX) Institutional Shares (FOEIX)

Exhibit 2

RBB FUNDS

LIST OF PORTFOLIOS

Motley Fool Independence Fund

Investor Shares (FOOLX)

Institutional Shares (FOIIX)

Motley Fool Great America Fund

Investor Shares (TMFGX)

Institutional Shares (FOGIX)

Motley Fool Epic Voyage Fund

Investor Shares (TMFEX)

Institutional Shares (FOEIX)